investor presentation • Fourth Quarter 2023 Exhibit 99.1

forward looking statements disclosure 2 Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements. As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation: • economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; • future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses; • the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry; (iv) management’s ability to effectively execute its business plans; • mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; • the possibility that any of the anticipated benefits of the Company’s acquisitions will not be realized or will not be realized within the expected time period; • the effect of changes in accounting policies and practices; • changes in consumer spending, borrowing and saving and changes in unemployment; • changes in customers’ performance and creditworthiness; • the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; • current and future economic and market conditions, including the effects of changes in housing prices, fluctuations in unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; • the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the impact on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products; • our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

forward looking statements disclosure 3 • financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; • the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale; • the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses; • a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks; • the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; and • our ability to develop and execute effective business plans and strategies. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2022, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

About First Financial Bancorp Financial Performance Appendix presentation contents 4 overview Commercial C&I, O-CRE, ABL, Equipment Finance, Treasury, Bannockburn Global Forex Retail Banking Consumer, Small Business Mortgage Banking NASDAQ: FFBC Headquarters: Cincinnati, Ohio Founded: 1863 Banking Centers: 130 Employees: 2,129 Market Cap (12/31/23): $2.3B Dividend Yield (12/31/23): 3.9% CET1 Ratio: 11.73% Wealth Management / Affluent Banking Investment Commercial Real Estate Commercial Finance Oak Street Funding / Franchise Summit Funding Group Lines of Business 1.96% 4Q Adj. PTPP ROAA(2) $17.5B in assets $10.9B/$13.4B loans / deposits $5.0B wealth management (1) 1 Includes brokerage assets under care. 2 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. 5 key investment highlights • Proven & sustainable business model spanning 160 years • Premier Midwest franchise with top quartile performance • Consistent profitability – 133 consecutive quarters • High quality balance sheet & robust capital position (11.73% CET1) • Prudent risk management & credit culture with strong asset quality • Well managed through past credit cycles • What makes us strategically distinct • Local banking centered in legacy markets with a focus on growing core deposits • Sophisticated commercial banking model that positions us to be the alternative to “Big Banks” • National strategy that adds diverse fee streams and incremental earning assets while also complementing our Commercial Bank offerings • Experienced and proven management team 6 consistent best-in-class earnings 7 Return on Average Assets 1-Year 3-Year 2Q18-4Q23 (since merger) 77% Percentile Rank KRX Top Quartile1 1.51% 88% Percentile Rank 1.21% 1.37% 1.30% 83% Percentile Rank 1.31% 1.29% 1 KRX calculated as the top quartile of the current 50 KRX constituents. Source: S&P Capital IQ Pro consistent better than market earnings growth 8 Earnings Per Share Growth 1 KRX calculated as the median of the current 50 KRX constituents. Source: S&P Capital IQ Pro 1-Year 3-Year 5-Year 10-Year 20-Year 19% 9% KRX Median1 17% -12% 81% Percentile Rank 75% Percentile Rank 7% 4% 84% Percentile Rank 6% 3% 65% Percentile Rank 12% 6% 85% Percentile Rank

Note: Headquarters loan and deposit balances include special assets, loan marks, and other out of market and corporately held balances. Loan balances exclude PPP balances. complementary market centric strategies Loans $3.2B / Deposits $2.9B Loans $1.7B / Deposits $5.0B Loans $4.0B / Deposits $5.2B Loans $2.0B / Deposits $0.2B 9

key business lines

Diversified financial holding company with comprehensive and innovative solutions for individuals and businesses

first financial bank	yellow CARDINAL ADVISORY GROUP (a first financial company)	BANNOCKBURN GLOBAL FOREX	oak street funding	first franchise capital	SUMMIT Funding Group (a first financial bank company)
Full suite of diversified financial products for individuals and businesses	Wealth & asset management services for individuals and businesses	Foreign currency advisory, hedge analytics, and transaction processing for closely held enterprises	Specialty lender to insurance industry, RIAs, CPAs and indirect auto finance companies	Specialty lender to quick-serve restaurant franchisees	Full-service equipment financing company
$17.5 Billion Assets	**$5.0 Billion** Assets Under Care	**9 Offices** Across the U.S.	**$738 Million** Loans	**$252 Million** Loans	**$500+ Million** 2023 Originations
$13.4 Billion Deposits	**$26.1 Million** LTM Revenue	**$54.1 Million** LTM Revenue	**~10%** YoY Loan Growth	**2%** of Overall Portfolio	**4th** Largest Independent U.S. Equipment Finance Platform At Acquisition
22.21% Adjusted MRQ ROATCE	**$355 Million** LTM Wealth Advisory Sales	**2,000+** Clients	**7%** of Overall Portfolio		High Yielding Portfolio
	~8,700 Relationships				

first financial bancorp

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The number of Trust & Investments and RPS relationships are updated as of 9/30/22. All other data as of 12/31/22. diversified lines of business 11 revenue growth strategies

LOB | Go-to-Market

Product & Pricing

- Regional pricing strategy
- Treasury Management product investments
- Investments in Product Management

Talent Expansion

- Up-Market Commercial talent acquisition
- Added new commercial sales talent to Chicago and Cleveland
- Added talent in Wealth Mgmt.:
  - Succession planning
  - Investment banking
  - Fixed income

Client Experience

- Improved Cash Management Platform
- Improved Online Banking Product
- Blend – Mortgage Origination
- nCino – Commercial loan origination and online account opening

Distribution

Defined Models

- Community
- Metro
- Headquarters
- National

Capacity Plans

- Increased physical distribution network
- Closed 67 locations in last 5 years[1]
- Aligned sales teams to distribution models

Expanded Capabilities

- Acquired Bannockburn enabling us to provide foreign exchange services
- Rollout of "in-house" derivatives desk capabilities
- Investment in Wealth Mgmt.:
  - Business succession
  - Fixed income strategies
  - Alternative investments
  - Improved digital platform
- Acquired Summit providing significant improvement to lease product offering
- Acquired Brady Ware Capital specializing in investment banking for mid-sized businesses

Technology

Enterprise Data Management

- Investment in data warehouse
- Enabling data as a strategic asset
- Connection into CRM platform

Enterprise CRM

- Company-wide implementation of SFDC
- Marketing automation and sales enablement programdevelopment
- Sales Management
- Operational Integration

Digital Transformation

- Roadmap Creation
- Increased Resource Allocation
- Enhanced Client Experience

Talent

Staffing Model

- Defined company FTE targets
- Larger salesforce intargeted Lines of Business

Culture

- Diversity and inclusion is a strategic priority
- Refreshed Corporate Strategic Intent
- Attraction/recruitment engagement and retention programs

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[1] Post MainSource merger

EQUAL OPPORTUNITY LENDER EQUAL HOUSING LENDER FDIC

About First Financial Bancorp Financial Performance Appendix presentation contents 13

4Q 2023 results 133rd Consecutive Quarter of Profitability 14 • EOP assets increased $478.0 million compared to the linked quarter to $17.5 billion • EOP loans increased $286.4 million compared to the linked quarter to $10.9 billion • Average deposits increased $415.7 million compared to the linked quarter to $13.2 billion • EOP investment securities decreased $27.9 million compared to the linked quarter Balance Sheet Profitability Asset Quality Income Statement Capital • Noninterest income – $47.0 million; $47.6 million as adjusted1 • Noninterest expense – $119.1 million; $116.8 million as adjusted1 • Efficiency ratio – 59.3%. Adjusted1 efficiency ratio – 58.0% • Effective tax rate of 20.5%. Adjusted1 effective tax rate of 20.7% • Net interest income – $153.8 million • Net interest margin of 4.21% on a GAAP basis; 4.26% on a fully tax equivalent basis1 • Net income – $56.7 million or $0.60 per diluted share. Adjusted1 net income – $59.0 million or $0.62 per diluted share • Return on average assets – 1.31%. Adjusted 1 return on average assets – 1.37% • Return on average shareholders’ equity – 10.50%. Adjusted1 return on average shareholders’ equity – 10.91% • Return on average tangible common equity – 21.36%1. Adjusted1 return on average tangible common equity – 22.21% • Provision expense - $10.2 million • Net charge-offs – $12.6 million. NCOs / Avg. Loans – 0.46% annualized • Classified Assets / Total Assets - 0.80% • NPA / Total Assets – 0.38% • ACL / Total Loans – 1.29% • Total capital ratio – 13.61% • Tier 1 common equity ratio – 11.73% • Tangible common equity ratio – 7.17%. Adjusted1 Tangible common equity ratio – 9.05% • Tangible book value per share – $12.38 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation.

4Q 2023 highlights • Quarterly earnings driven by strong net interest margin • Adjusted1 earnings per share – $0.62 • Adjusted1 return on assets – 1.37% • Adjusted1 pre-tax, pre-provision return on assets – 1.96% • Adjusted1 return on average tangible common equity – 22.21% • Loan growth accelerated during the period, exceeding expectations • EOP loan balances increased $286.4 million compared to the linked quarter; 10.7% on an annualized basis • Growth included a $70.1 million increase in ICRE, $68.0 million increase in specialty finance, a $53.2 million increase in mortgage loans, and a $109.8 million increase in finance leases • Total average deposit balances increased $415.7 million, or 12.9% annualized • Growth in money market accounts, interest bearing checking accounts, retail CDs and brokered CD's offsetting declines in noninterest bearing checking and savings accounts • $284.4 million increase in money market accounts; $34.6 million increase in interest bearing checking; $89.1 million increase in retail CDs • Decline of $116.2 million in noninterest bearing deposit balances from linked quarter • Average noninterest bearing deposits were 25.5% of average total deposits at December 31, 2023 • Net interest margin (FTE) decreased 7 bps to 4.26%, exceeding expectations • Lower margin from third quarter driven by increased funding costs • 14 bp increase in earning asset yields partially offset 21 bp increase in cost of funds • Adjusted1 noninterest income of $47.6 million • Wealth management fees of $6.1 million • Foreign exchange income of $8.7 million; decline from linked quarter driven by $4.6 million loss on a trade • Leasing business revenue of $12.9 million, a decrease of $1.7 million, or 11.6%, compared to linked quarter • Adjusted1 $0.6 million for losses on investment securities and other items not expected to recur 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. 15

4Q 2023 highlights • Adjusted1 noninterest expense of $116.8 million, a 3.9% decrease from third quarter • Adjustments1 include $0.9 million FDIC special assessment and other costs not expected to recur such as acquisition, severance and branch consolidation costs • Decrease driven by lower employee costs and marketing expenses • Efficiency ratio of 59.3%; 58.0% as adjusted1 • Allowance for credit loss (ACL) and provision expense increased compared to linked quarter • Total ACL of $159.9 million; provision expense of $10.2 million o Loans and leases - ACL of $141.4 million; 1.29% of total loans o Unfunded Commitments - ACL of $18.4 million • Stable provision expense driven by net charge-offs and loan growth • NPA to total assets of 0.38%; 6 bp, or 12% decline from linked quarter • $12.6 million in net charge-offs for the quarter; 46 bps as a percentage of loans on an annualized basis o $9.2 million charge-off resulting from a single fraudulent relationship that was previously reserved for • Classified assets remained stable at 0.80% of assets • Nonaccrual loans of $65.8 million; $9.2 million, or 12.3% decrease from the linked quarter primarily driven by previously mentioned charge-off • Capital ratios in excess of targets • Total capital ratio of 13.61% • Tier 1 common equity of 11.73%; 13 basis point increase from linked quarter • Tangible book value increased by $1.47, or 13.5%, to $12.38 due to increase in AOCI • Tangible common equity increased 67 bps to 7.17%; 9.05%1 excluding ($309.8) million of AOCI • No shares repurchased in fourth quarter 16 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. .

adjusted net income[1]

The table below lists certain adjustments that the Company believes are significant to understanding its quarterly performance.

	4Q 2023			3Q 2023		
	As Reported	Adjusted [1]		As Reported	Adjusted [1]	
Net interest income	$ 153,765	$ 153,765		$ 155,455	$ 155,455	
Provision for credit losses-loans and leases	$ 8,804	$ 8,804		$ 12,907	$ 12,907	
Provision for credit losses-unfunded commitments	$ 1,426	$ 1,426		$ (1,234)	$ (1,234)	
Noninterest income	$ 46,993	$ 46,993		$ 56,628	$ 56,628	
less: gains (losses) on security transactions	-	(649)	A	-	(58)	A
less: other	-	-	A	-	(94)	A
Total noninterest income	$ 46,993	$ 47,642		$ 56,628	$ 56,780	
Noninterest expense	$ 119,137	$ 119,137		$ 122,044	$ 122,044	
less: FDIC special assessment	-	925	A	-	-	A
less: online banking conversion costs	-	-	A	-	787	A
less: other	-	1,363	A	-	(291)	A
Total noninterest expense	$ 119,137	$ 116,849		$ 122,044	$ 121,548	
Income before income taxes	$ 71,391	$ 74,328		$ 78,366	$ 79,014	
Income tax expense	$ 14,659	$ 14,659		$ 15,305	$ 15,305	
plus: after-tax impact of tax credit investment @ 21%	-	276		-	82	
plus: tax effect of adjustments (A) @ 21% statutory rate	-	423		-	136	
Total income tax expense	$ 14,659	$ 15,358		$ 15,305	$ 15,523	
Net income	$ 56,732	$ 58,970		$ 63,061	$ 63,491	
Net earnings per share - diluted	$ 0.60	$ 0.62		$ 0.66	$ 0.67	
Pre-tax, pre-provision return on average assets	1.89%	1.96%		2.11%	2.12%	

[1] Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix for Non-GAAP reconciliations.

All dollars shown in thousands, except per share amounts

FIRST
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profitability 18 Return on Average Assets Return on Avg Tangible Common Equity Diluted EPS 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. Efficiency Ratio $0.60$0.66$0.69$0.74$0.73 $0.62 $0.67 $0.72 $0.76 $0.73 4Q233Q232Q231Q234Q22 Diluted EPS Adjusted EPS 1 1.31% 1.48%1.55% 1.69%1.63% 1.37% 1.49%1.62% 1.72%1.63% 4Q233Q232Q231Q234Q22 ROA Adjusted ROA 1 21.36%23.60%25.27% 29.02%29.93% 22.21%23.76% 26.46% 29.64%29.86% 4Q233Q232Q231Q234Q22 ROATCE Adjusted ROATCE 1 58.2% 54.3% 56.8% 57.5% 59.3% 55.1% 53.3% 54.9% 57.3% 58.0% 4Q22 1Q23 2Q23 3Q23 4Q23 Efficiency Ratio Adjusted Efficiency Ratio 1

net interest income & margin 19 Net Interest Margin (FTE) 4Q23 NIM (FTE) Progression Net Interest Income All dollars shown in millions $147.7$150.9 $154.2$155.0$152.9 $5.2 $4.5 $5.0$4.3 $5.0 $153.8 $155.5 $159.2$159.3$157.9 4Q233Q232Q231Q234Q22 Basic NII Loan Fees 4.12%4.21% 4.34%4.43% 4.32% 0.14% 0.12% 0.14% 0.12% 0.15% 4.26% 4.33% 4.48% 4.55% 4.47% 4Q233Q232Q231Q234Q22 Basic Margin (FTE) Loan Fees 3Q23 4.33% Asset yields/mix 0.14% Deposit & funding costs/mix -0.21% Other 0.00% 4Q23 4.26%

liquidity and beta profile 20 1Historical data adjusted for the merger with MainSource Financial Group, Inc. using the sum of the individual components. Historical Deposit and Loan Betas1 Total Deposit Beta Loan Beta Liquidity Trends 72% 77% 79% 81% 82% 82% 82% 82% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Loans / Deposits Ratio 29% 28% 26% 25% 24% 24% 23% 24% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Cash + Securities / Assets 24% 33% 38% 3Q15-2Q19 Fed Cycle (+225bps) 3Q19-4Q21 Fed Cycle (-225bps) 1Q22-4Q23 Fed Cycle (+525bps) 53% 77% 67% 3Q15-2Q19 Fed Cycle (+225bps) 3Q19-4Q21 Fed Cycle (-225bps) 1Q22-4Q23 Fed Cycle (+525bps)

noninterest income 21 Noninterest Income 4Q23 Highlights All dollars shown in thousands • Total fee income 23.4% of net revenue • Foreign exchange income of $8.7 million; decreased $4.7 million, or 34.8%, from the linked quarter due to $4.6 million loss on a trade • Leasing business income of $12.9 million; decreased $1.7 million, or 11.6%, from the linked quarter • Trust and wealth management fees of $6.1 million decreased $0.9 million, or 12.3%, from the linked quarter • Deposit service charge income of $6.8 million decreased $0.1 or 1.6% from the linked quarter • Mortgage banking income of $3.0 million; decreased $1.1 million, or 27.6%, from the linked quarter • Client derivative income of $0.7 million; decreased $0.9 million, or 55.9%, from the linked quarter Service Charges $6,846 15% Wealth Mgmt $6,091 13% Bankcard income $3,349 7% Client derivative fees $711 1% Foreign exchange income $8,730 19% Leasing business income $12,856 27% Mortgage banking income $2,957 6% Other $5,453 12% Total $47.0 million noninterest expense 22 Noninterest Expense 4Q23 Highlights All dollars shown in thousands • Core expenses decreased $4.7 million, or 3.9%, primarily due to lower employee costs and marketing expenses • $2.3 million of adjustments include: • $0.9 million FDIC special assessment • Other costs not expected to recur such as acquisition, severance and branch consolidation costs Salaries and benefits $70,637 59% Occupancy and equipment $9,413 8% Data processing $8,488 7% Professional services $3,148 3% Intangible amortization $2,601 2% Leasing business expense $8,955 8% Other $15,895 13% Total $119.1 million average balance sheet 23 Average Loans Average Securities Average Deposits All dollars shown in millions 1 Includes loans fees and loan accretion $10,751$10,624$10,514$10,373$10,059 7.29%7.18%7.03% 6.63% 6.01% 4Q233Q232Q231Q234Q22 Loans Loan Yield 1 $13,203$12,787$12,714$12,812$12,632 2.08% 1.77% 1.40% 1.00% 0.51% 4Q233Q232Q231Q234Q22 Deposits Cost of Deposits $3,184$3,394$3,560$3,635$3,705 4.20% 4.07% 4.01% 3.94% 3.68% 4Q233Q232Q231Q234Q22 Investment Securities Investment Securities Yield

deposits 24 Deposit Product Mix (Avg) 4Q23 Average Deposit Progression All dollars shown in millions Total growth/(decline): $415.7 million Noninterest- bearing $3,260 25% Interest-bearing demand $1,635 12% Savings $1,103 8% Money Markets $2,668 20% Retail CDs $1,253 10% Brokered Deposits $1,356 10% Public Funds $1,928 15% Total $13.2 billion -$116.2 $34.6 -$67.8 $284.4 $89.1 $68.5 $123.1 Noninterest-bearing Interest-bearing demand Savings Money Markets Retail CDs Brokered Deposits Public Funds

average deposit trends 25 All dollars shown in millions Business Public Funds Personal Uninsured Deposits $5,921$5,824$5,821$5,903$5,910$6,095 4Q233Q232Q231Q234Q223Q22 $3,913$3,789$3,664$3,881$4,133$4,052 4Q233Q232Q231Q234Q223Q22 $1,928$1,805$1,823$1,842 $2,026$2,005 4Q233Q232Q231Q234Q223Q22 Uninsured deposits (per call report instructions) 5,628$ Less: Public funds 1,749 Less: Intercompany deposits 696 Adjusted uninsured deposits 3,183 Borrowing capacity 5,038 Borrowing capacity in excess of adjusted uninsured deposits $ 1,855 Borrowing capacity as a % of adjusted uninsured deposits 158.3% Adjusted uninsured deposits to total deposits 23.8%

deposit concentrations Business Deposits by Sector All dollars shown in millions 26 NAICS Sector 12/31/23 % of Total Deposits Manufacturing $636.8 4.8% Real Estate and Rental and Leasing 455.3 3.4% Finance and Insurance 468.9 3.5% Construction 380.1 2.8% Professional, Scientific, and Technical Services 311.7 2.3% Other Services (except Public Administration) 284.6 2.1% Health Care and Social Assistance 225.7 1.7% Retail Trade 205.5 1.5% Accommodation and Food Services 130.1 1.0% Wholesale Trade 138.0 1.0% Agriculture, Forestry, Fishing and Hunting 86.8 0.7% Administrative and Support and Waste Management 85.1 0.6% Arts, Entertainment, and Recreation 75.7 0.6% Transportation and Warehousing 72.0 0.5% Educational Services 54.3 0.4% Other 328.6 2.5% Grand Total $3,939.1 29.5%

27 Borrowing Capacity • Interest-bearing deposits with other banks of $793 million • Investment securities portfolio: • 97.4% of investment portfolio classified as available-for-sale • $622.9 million of expected cash flow from securities portfolio in next 12 months • $533.3 million of floating rate securities with minimal losses • Portfolio duration of 4.6 years at December 31, 2023 borrowing capacity & cash/investment liquidity Cash/Investment Liquidity (dollars shown in thousands) FHLB borrowing availability 611,277$ Fed Discount Window availability 786,025 Brokered CDs/Deposit placement services 2,122,260 Fed funds 1,518,000 Total as of December 31, 2023 5,037,561$

loan portfolio 28 Loan LOB Mix (EOP) Net Loan Change-LOB (Linked Quarter) All dollars shown in millions Total growth/(decline): $286.4 million $70.1 -$28.2 $56.7 $11.3 $109.8 $13.6 $53.2 -$0.1 ICRE Commercial & Small Business Banking Oak Street Franchise Summit Consumer Mortgage Other ICRE $3,589 33% Commercial & Small Business Banking $3,287 30% Oak Street $738 7% Franchise $252 2% Summit $653 6% Consumer $954 9% Mortgage $1,459 13% Other $1 0% Total $10.9 Billion

loan concentrations 29 C&I and Owner Occupied CRE Loans by Sector1 Investor CRE Loans by Property Type All dollars shown in millions 1 Excludes Summit Funding Group NAICS Sector 12/31/23 % of Total Loans Finance and Insurance $834.6 7.6% Real Estate and Rental and Leasing 763.5 7.0% Manufacturing 557.2 5.1% Accommodation and Food Services 308.2 2.8% Health Care and Social Assistance 251.7 2.3% Professional, Scientific, and Technical Services 221.9 2.0% Construction 218.1 2.0% Other Services (except Public Administration) 167.1 1.5% Agriculture, Forestry, Fishing and Hunting 157.3 1.4% Retail Trade 157.1 1.4% Wholesale Trade 141.0 1.3% Transportation and Warehousing 121.6 1.1% Administrative and Support and Waste Management 96.9 0.9% Arts, Entertainment, and Recreation 83.4 0.8% Public Administration 57.6 0.5% Other 122.1 1.1% Grand Total $4,259.2 39.0% Property Type 12/31/23 % of Total Loans Residential Multi Family 5+ $1,114.9 10.2% Retail Property 764.4 7.0% Office 462.4 4.2% Industrial 393.5 3.6% Hospital/Nursing Home 323.1 3.0% Hotel 204.1 1.9% Land 100.1 0.9% Residential 1-4 Family 95.1 0.9% Industrial 57.8 0.5% Other 74.0 0.7% Grand Total $3,589.4 32.8%

area of focus - office portfolio (non-owner occupied) 30 Office Property Type All dollars shown in millions Office Property Market Office Risk Classification • $462 million balance represents 4.2% of total loan portfolio • 68% of portfolio is suburban • Average LTV of 61% • Majority of exposure is in our metro markets and secured by suburban Class A & Class B assets with recourse to the sponsor • No exposure to gateway cities • $23 million on nonaccrual status; 2 relationships • $19 million rated special mention; 3 relationships $375 81% $51 11% $28 6% $8 2% General Office Medical Mixed Use Other $378 82% $43 9% $22 5% $19 4% Pass Watch Special Mention SS/Nonaccrual $314 68% $137 30% $11 2% Suburban Urban Non-metro allowance for credit losses 31 ACL / Total Loans 4Q23 Highlights All dollars shown in millions • $159.9 million combined ACL; $10.2 million combined provision expense • $141.4 million ACL – loans and leases; increase driven by net charge-offs; 1.29% of loan balances • Utilized Moody’s December baseline forecast in quantitative model • $18.4 million ACL – unfunded commitments $133.0 $141.6 $148.6 $145.2 $141.4 $18.4 $20.2 $18.2 $17.0 $18.4 $151.4 $161.8 $166.9 $162.2 $159.9 1.29% 1.36% 1.41% 1.36% 1.29% 4Q22 1Q23 2Q23 3Q23 4Q23 ACL-loans and leases ACL-unfunded commitments ACL / Total Loans asset quality 32 Nonperforming Assets / Total AssetsClassified Assets / Total Assets Net Charge Offs & Provision Expense1 . 1 Provision includes both loans & leases and unfunded commitments All dollars shown in millions $141.0$140.6$138.9 $159.0 $128.1 0.80%0.82%0.81% 0.94% 0.75% 4Q233Q232Q231Q234Q22 Classified Assets Classified Assets / Total Assets $65.9 $75.1 $54.0 $34.8 $39.8 0.38% 0.44% 0.32% 0.21%0.23% 4Q233Q232Q231Q234Q22 NPAs NPAs / Total Assets $(0.2) $0.0 $5.7 $16.4 $12.6 $10.0 $10.5 $10.7 $11.7 $10.2 0.46% 0.61% 0.22% 0.00%-0.01% 4Q22 1Q23 2Q23 3Q23 4Q23 NCOs Provision Expense NCOs / Average Loans

capital 33 Tier 1 Common Equity Ratio Total Capital Ratio Tangible Common Equity Ratio 12/31 Risk Weighted Assets = $13,374,177 All capital numbers are considered preliminary. 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. Adjusted TCE excludes impact from AOCI Tier 1 Capital Ratio 5.95% 6.47% 6.56% 6.50% 7.17% 8.20% 8.54% 8.76% 9.07% 9.05% 4Q22 1Q23 2Q23 3Q23 4Q23 TCE ratio Adjusted TCE ratio 1 11.73%11.60%11.34%11.00%10.83% 7.00% 4Q233Q232Q231Q234Q22 Tier 1 Common Equity Ratio Basel III minimum 12.06%11.94%11.68%11.34%11.17% 8.50% 4Q233Q232Q231Q234Q22 Tier 1 Capital Ratio Basel III minimum 13.61%13.51%13.44%13.11%13.09% 10.50% 4Q233Q232Q231Q234Q22 Total Capital Ratio Basel III minimum capital ratios, reflecting all unrealized losses1 34 Tier 1 Common Equity Ratio Total Capital Ratio 12/31 Risk Weighted Assets = $13,374,177 All capital numbers are considered preliminary. 1 Assumes Company holds cash proceeds of securities sales Tier 1 Capital Ratio 10.35% 9.62%9.48%9.37%8.93% 7.00% 4Q233Q232Q231Q234Q22 Tier 1 Common Equity Ratio Basel III minimum 1 10.71% 9.99%9.85%9.74%9.30% 8.50% 4Q233Q232Q231Q234Q22 Tier 1 Capital Ratio Basel III minimum 1 12.38% 11.72%11.73%11.64% 11.36% 10.50% 4Q233Q232Q231Q234Q22 Total Capital Ratio Basel III minimum 1 capital strategy 35 Strategy & DeploymentTangible Book Value Per Share • 3.9% annualized dividend yield • 38.6% of 4Q23 earnings returned to shareholders through common dividend • Most recent internal stress testing indicates capital ratios above regulatory minimums in all modeled scenarios • Common dividend expected to remain unchanged in near-term • No shares repurchased in 4Q23; no plans to repurchase shares in near- term; re-authorized share repurchase plan that had expired • 13.5% Increase in TBV per share driven by earnings and improvement in AOCI $12.38 $10.91 $11.02 $10.76 $9.97 4Q233Q232Q231Q234Q22 Tangible Book Value per Share

outlook commentary1 • Loan balances expected to grow mid single digits in near-term • Average deposit balances expected to be stable to slightly down in near-term due to seasonality • Investment portfolio expected to decline as cash flows fund loan growth 36 • Total noninterest expense expected to be $120 - 122 million • Incentive expense will fluctuate with fee incomeNoninterest Expense Net Interest Margin Balance Sheet Credit • Credit costs expected to remain flat in 1Q24 • Stable to slightly increasing ACL coverage as a percentage of loans expected Noninterest Income • Total expected fee income of $53 - 55 million 1 See Forward Looking Statement Disclosure on page 2-3 of this presentation for a discussion of factors that could affect management’s expectations and results in future periods. • Expected to be 4.05% - 4.15%; assumes no Fed cuts in the first quarter Capital • Expect to maintain dividend at current levels

About First Financial Bancorp Financial Performance Appendix presentation contents 37 appendix: our markets • Greater Cincinnati/Dayton • Loans $4.4 billion • Deposits $6.3 billion • Deposit Market Share #4 (2.9%) • Banking Centers 50 • Fortune 500 Companies 5 • Indianapolis • Loans $1.0 billion • Deposits $0.7 billion • Deposit Market Share #14 (1.2%) • Banking Centers 9 • Fortune 500 Companies 3 • Columbus, OH • Loans $1.4 billion • Deposits $0.4 billion • Deposit Market Share #18 (0.4%) • Banking Centers 4 • Fortune 500 Companies 4 • National • Loans $2.0 billion • Deposits $0.2 billion • Louisville • Loans $0.4 billion • Deposits $0.7 billion • Deposit Market Share #12 (1.1%) • Banking Centers 6 • Fortune 500 Companies 1 • Community Markets • Loans $1.7 billion • Deposits $5.0 billion • Banking Centers 61 • Fortune 500 Companies 1 All numbers as of 9/30/2023 except deposit market share which is as of 6/30/2023. Greater Cincinnati/Dayton and deposit balances include special assets, loan marks, and other out of market and corporately held balances. Loan balances exclude PPP balances. 38

The Company’s Investor Presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Such non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting provides meaningful information and therefore we use it to supplement our GAAP information. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments and to provide an additional measure of performance. We believe this information is helpful in understanding the results of operations separate and apart from items that may, or could, have a disproportional positive or negative impact in any given period. For a reconciliation of the differences between the non-GAAP financial measures and the most comparable GAAP measures, please refer to the following reconciliation tables. to GAAP Reconciliation 39 appendix: non-GAAP measures appendix: non-GAAP to GAAP reconciliation 40 All dollars shown in thousands Net interest income and net interest margin - fully tax equivalent Dec. 31, Sep. 30, June 30, Mar. 31, Dec. 31, 2023 2023 2023 2023 2022 Net interest income 153,765$ 155,455$ 159,232$ 159,318$ 157,896$ Tax equivalent adjustment 1,672 1,659 1,601 1,424 1,553 Net interest income - tax equivalent 155,437$ 157,114$ 160,833$ 160,742$ 159,449$ Average earning assets 14,483,589$ 14,404,144$ 14,403,542$ 14,326,645$ 14,136,477$ Net interest margin 1 4.21% 4.28% 4.43% 4.51% 4.43 % Net interest margin (fully tax equivalent) 1 4.26% 4.33% 4.48% 4.55% 4.47 % Three months ended 1 Margins are calculated using net interest income annualized divided by average earning assets. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

appendix: non-GAAP to GAAP reconciliation

Additional non-GAAP ratios

(Dollars in thousands, except per share data)	Three months ended, Dec. 31, 2023	Sep. 30, 2023	June 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Net income (a)	$ 56,732	$ 63,061	$ 65,667	$ 70,403	$ 69,086
Average total shareholders' equity	2,144,482	2,153,601	2,137,765	2,082,210	2,009,564
Less:					
Goodwill	(1,005,870)	(1,005,844)	(1,005,791)	(1,005,713)	(998,575)
Other intangibles	(85,101)	(87,427)	(89,878)	(92,587)	(95,256)
Average tangible equity (b)	1,053,511	1,060,331	1,042,097	983,910	915,733
Total shareholders' equity	2,267,974	2,129,509	2,143,419	2,121,496	2,041,373
Less:					
Goodwill	(1,005,868)	(1,005,868)	(1,005,828)	(1,005,738)	(1,001,507)
Other intangibles	(83,949)	(86,378)	(88,662)	(91,169)	(93,919)
Ending tangible equity (c)	1,178,157	1,037,263	1,048,929	1,024,589	945,947
Less:					
AOCI	(309,819)	(410,005)	(353,010)	(328,059)	(358,663)
Ending tangible equity less AOCI (d)	1,487,976	1,447,268	1,401,939	1,352,648	1,304,610
Total assets	17,532,900	17,054,852	17,090,149	16,933,884	17,003,316
Less:					
Goodwill	(1,005,868)	(1,005,868)	(1,005,828)	(1,005,738)	(1,001,507)
Other intangibles	(83,949)	(86,378)	(88,662)	(91,169)	(93,919)
Ending tangible assets (e)	16,443,083	15,962,606	15,995,659	15,836,977	15,907,890
Risk-weighted assets (f)	13,374,177	13,170,574	13,118,477	13,025,552	12,923,233
Total average assets	17,124,955	16,951,389	16,968,055	16,942,999	16,767,598
Less:					
Goodwill	(1,005,870)	(1,005,844)	(1,005,791)	(1,005,713)	(998,575)
Other intangibles	(85,101)	(87,427)	(89,878)	(92,587)	(95,256)
Average tangible assets (g)	$ 16,033,984	$ 15,858,119	$ 15,872,386	$ 15,844,699	$ 15,673,767
Ending shares outstanding (h)	95,141,244	95,117,180	95,185,483	95,190,406	94,891,099
Ratios					
Return on average tangible shareholders' equity (a)/(b)	21.36%	23.60%	25.27%	29.02%	29.93%
Ending tangible equity as a percent of:					
Ending tangible assets (c)/(e)	7.17%	6.50%	6.56%	6.47%	5.95%
Risk-weighted assets (c)/(f)	8.81%	7.88%	8.00%	7.87%	7.32%
Ending tangible equity excluding AOCI as a percent of:					
Ending tangible assets (d)/(e)	9.05%	9.07%	8.76%	8.54%	8.20%
Average tangible equity as a percent of average tangible assets (b)/(g)	6.57%	6.69%	6.57%	6.21%	5.84%
Tangible book value per share (c)/(h)	$ 12.38	$ 10.91	$ 11.02	$ 10.76	$ 9.97

FIRST
first financial bancorp

All dollars shown in thousands

41

EQUAL OPPORTUNITY LENDER EQUAL HOUSING LENDER FDIC

appendix: non-GAAP to GAAP reconciliation

Additional non-GAAP measures

(Dollars in thousands, except per share data)	4Q23 As Reported	4Q23 Adjusted	3Q23 As Reported	3Q23 Adjusted	2Q23 As Reported	2Q23 Adjusted	1Q23 As Reported	1Q23 Adjusted
Net interest income (f)	$ 153,765	$ 153,765	$ 155,455	$ 155,455	$ 159,232	$ 159,232	$ 159,318	$ 159,318
Provision for credit losses-loans and leases (j)	8,804	8,804	12,907	12,907	12,719	12,719	8,644	8,644
Provision for credit losses-unfunded commitments (j)	1,426	1,426	(1,234)	(1,234)	(1,994)	(1,994)	1,835	1,835
Noninterest income	46,993	46,993	56,628	56,628	53,258	53,258	55,543	55,543
less: gains (losses) on security transactions		(649)		(58)		(466)		121
less: other		-		(94)		227		-
Total noninterest income (g)	46,993	47,642	56,628	56,780	53,258	53,497	55,543	55,422
Noninterest expense	119,137	119,137	122,044	122,044	120,615	120,615	116,693	116,693
less: tax credit investment writedown		-		104		984		104
less: FDIC special assessment		925		-		-		-
less: Summit acquisition costs		-		787		1,717		31
less: Other		1,363		(395)		1,044		2,000
Total noninterest expense (e)	119,137	116,849	122,044	121,548	120,615	116,870	116,693	114,558
Income before income taxes (i)	71,391	74,328	78,366	79,014	81,150	85,134	87,689	89,703
Income tax expense	14,659	14,659	15,305	15,305	15,483	15,483	17,286	17,286
plus: tax effect of adjustments		276		82		81		82
plus: after-tax impact of tax credit investments @ 21%		423		136		837		423
Total income tax expense (h)	14,659	15,358	15,305	15,523	15,483	16,401	17,286	17,791
Net income (a)	$ 56,732	$ 58,970	$ 63,061	$ 63,491	$ 65,667	$ 68,733	$ 70,403	$ 71,912
Average diluted shares (b)	95,141	95,141	95,117	95,117	95,185	95,185	95,190	95,190
Average assets (c)	17,124,955	17,124,955	16,951,389	16,951,389	16,968,055	16,968,055	16,942,999	16,942,999
Average shareholders' equity	2,144,482	2,144,482	2,153,601	2,153,601	2,137,765	2,137,765	2,082,210	2,082,210
Less:								
Goodwill and other intangibles	(1,090,971)	(1,090,971)	(1,093,271)	(1,093,271)	(1,095,669)	(1,095,669)	(1,098,300)	(1,098,300)
Average tangible equity (d)	1,053,511	1,053,511	1,060,331	1,060,331	1,042,097	1,042,097	983,910	983,910
Ratios								
Net earnings per share - diluted (a)/(b)	$ 0.60	$ 0.62	$ 0.66	$ 0.67	$ 0.69	$ 0.72	$ 0.74	$ 0.76
Return on average assets - (a)/(c)	1.31%	1.37%	1.48%	1.49%	1.55%	1.62%	1.69%	1.72%
Pre-tax, pre-provision return on average assets - ((a)+(j)+(h))/(c)	1.89%	1.96%	2.11%	2.12%	2.17%	2.27%	2.35%	2.40%
Return on average tangible shareholders' equity - (a)/(d)	21.36%	22.21%	23.60%	23.76%	25.27%	26.46%	29.02%	29.64%
Efficiency ratio - (e)/((f)+(g))	59.3%	58.0%	57.5%	57.3%	56.8%	54.9%	54.3%	53.3%
Effective tax rate - (h)/(i)	20.5%	20.7%	19.5%	19.6%	19.1%	19.3%	19.7%	19.8%

FIRST

first financial bancorp

All dollars shown in thousands

42

EQUAL OPPORTUNITY LENDER FDIC

43 First Financial Bancorp First Financial Center 255 East Fifth Street Cincinnati, OH 45202